UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

VIEWPOINT FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34737	27-2176993
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1309 W. 15th Street, Plano, Texas	75075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 578-5000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

ViewPoint Financial Group, Inc. (“the Registrant”) held its annual meeting of shareholders on May 24, 2011. Holders of record of the Registrant’s common stock at the close of business on April 4, 2011, were entitled to vote on four proposals at the annual meeting. The final voting results of each proposal are set forth below.

Proposal 1 – Election of Directors

The Registrant’s shareholders approved the election of James B. McCarley and Karen H. O’Shea as directors of the Registrant for a term to expire in the year 2014.

	James B. McCarley	Karen H. O’Shea
For	24,141,824	24,172,536
Withheld	1,085,894	1,055,182
Broker Non-Votes	3,746,199	3,746,199

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

The Registrant’s shareholders approved the ratification of the appointment of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

For	28,796,826
Against	172,278
Abstain	4,813
Broker Non-Votes	0

Proposal 3 – Shareholder Advisory Vote as to the Compensation of the Registrant’s Executives

A majority of the Registrant’s shareholders, in a non-binding advisory vote, voted for the compensation of the Registrant’s named executive officers.

For	24,939,334
Against	212,051
Abstain	76,333
Broker Non-Votes	3,746,199

Proposal 4 – Shareholder Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation

A majority of the Registrant’s shareholders, in a non-binding advisory vote, voted for “every year” as the preferred frequency of the advisory vote as to the compensation of the Registrant’s named executive officers.

Every Year	16,922,484
Every Other Year	250,088
Once Every Three Years	8,016,469
Abstain	38,677
Broker Non-Votes	3,746,199

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT FINANCIAL GROUP, INC.

Date:	May 27, 2011	By:	/s/ Pathie E. McKee
Pathie E. McKee, Executive Vice President and Chief Financial Officer

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